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                                                                EXHIBIT 10.2


                        FIRST FEDERAL BANK OF CALIFORNIA
                     Supplemental Executive Retirement Plan
                    Amended and Restated as of May 30, 1998

        WHEREAS, effective January 1, 1986 the Board of Directors of First Federal Bank of California (the "Bank") adopted the Supplemental Executive Retirement Plan, also known as the "SERP," to ensure adequate retirement income for selected members of the management of this Bank, to facilitate attracting and retaining highly qualified management employees and to reward past meritorious services; and

        WHEREAS, on May 30, 1998 the Board of Directors of the Company determined that it is advisable to amend and restate the entire SERP as set forth herein;

        NOW, THEREFORE, effective immediately the terms of the SERP shall be as follows:

                                    ARTICLE 1

Definitions

        1.1 "Bank" means First Federal Bank of California and any successor in interest thereto.

        1.2 "Board" means the Board of Directors of the Bank.

        1.3 "Break in Employment" means a termination of Participant's employment with the Bank for any reason. For purposes of this definition absences caused by illness or disability, vacation time and leaves of absence approved by the Board shall not constitute a Break in Employment.

        1.4 "Change in Ownership" means the following:

               (a) An acquisition (other than from FirstFed Financial Corp., hereafter referred to as the "Company") by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, the Company or any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of the Company's common stock or (ii) the



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        combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
        Act) shall be, for purposes of the SERP, considered as though such person were a member of the Incumbent Board; or

               (c) Approval by the stockholders fo the Company of a reorganization, merger, consolidation (other than a reorganization, merger or consolidation in which persons who were the stockholders of the Company immediately prior to such reorganization, merger ot consolidation do, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities), or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

        1.5 "Commencement Date" means the first date on which payments under this Plan are distributed to a Participant or his or her spouse.

        1.6 "Committee" means the committee of the Board that is appointed by the Board to administer this Plan, or if no committee is so appointed, the entire Board.

        1.7 "Compensation" means all W-2 Compensation paid to a Participant by the Bank, plus any 401(k) Plan and Section 125 compensation deferrals, but excluding all non-cash bonuses paid to such Participant (including but not limited to the value of any bonus grants in the form of restricted stock or stock options).

        1.8 "Early Retirement Date" means the first day of the month on which a Participant has attained the age of fifty (50) years and completed fifteen (15) Years of Service.

        1.9 "Final Average Earnings" means a Participant's highest average monthly Compensation for the highest consecutive 60 months, divided by 60.



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        1.10 "Normal Retirement Date" means the first day of the month on which a Participant attains the age of sixty (60) years.

        1.11 "Participant" means any person described in Article 2 hereof who is participating in the Plan.

        1.12 "Plan" means this Supplemental Executive Retirement Plan as it may be amended from time to time.

        1.13 "Plan Year" means the calendar year.

        1.14 "Retirement Plan" means the First Federal Bank of California Pension Plan and Trust, which was terminated effective August 30, 1996.

        1.15 "Service" means completed years and months of service with the Bank uninterrupted by a Break in Employment. Service includes all service accrued by a Participant with the Bank regardless of whether an individual was a Participant in this Plan at the time of service accrual.

        1.16 "Year of Service" means any calendar year in which a Participant completes twelve (12) consecutive months of Service with the Bank.

                                    ARTICLE 2

Eligibility and Participation

        Babette E. Heimbuch and James P. Giraldin shall be the only individuals eligible to participate in the Plan, unless otherwise provided by the Committee.

                                    ARTICLE 3

Amount of Supplemental Benefits

        3.1 Subject to the succeeding provisions of this Article 3, if a Participant in the Plan continues in his/her employment with the Bank until he/she attains sixty (60) years of age, the Participant shall be entitled to a supplemental retirement benefit.

        3.2 The monthly normal
        supplemental retirement benefit under this Plan shall equal the excess of the amount calculated in (i) below over the sum of the amounts calculated in (ii) and (iii) below:

                (i) Seventy-five percent (75%) of the Participant's Final Average Earnings multiplied by the fraction, of which the numerator equals the number of



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                consecutive Years of Service, up to twenty (20) and the
                denominator is twenty (20).

                (ii) The monthly annuity payment which the Participant would receive if:

                        (a) The Participant had always, while employed, made the
                maximum allowable pre-tax deferral to the Bank's 401(k) Plan [reflecting any reductions required by the ADP test], and

                        (b) The Bank had always made the match on the amount in
                (a) above [reflecting any reductions required by the ACP test] at the end of each calendar year, and

                        (c) The matching contributions in (b) above were
                credited with interest at a variable rate equal to the 10-year Treasury rate as of January 1 of each year until Normal Retirement Date, and

                        (d) The account balance at Normal Retirement Date
                resulting from (b) and (c) above is converted to a life annuity, using the 1983 Group Annuity Mortality Table, weighted 50% Male and 50% Female (the "actuarial equivalent," as that term is used below), and an interest rate equal to the rate described in (c) above.

                (iii) The monthly benefit provided under the Retirement Plan lump sum distribution, if any, into the 401(k) Plan (the "Rollover Distribution"). For purposes of calculating benefits under the Rollover Distribution, the monthly benefit payable to a Participant from the Rollover Distribution shall equal the monthly benefit which the Participant would receive if the actual Rollover Distribution, was credited with interest at 4.75% per year until Normal Retirement Date, and the account balance at Normal Retirement Date resulting from the foregoing is converted to a life annuity, using the 1983 Group Annuity Mortality Table, weighted 50% Male and 50% Female, and an interest rate of 4.75%.

        3.3 Subject to the provisions of this Article 3, if a Participant has completed fifteen (15) consecutive Years of Service and has attained the age of fifty (50) years, such Participant shall be eligible to receive an early retirement supplemental retirement benefit. The amount of the monthly early retirement supplemental benefit shall equal the excess of the amount calculated in (I) below over the sum of the amounts calculated in (ii) and (iii) below:



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                (i) Seventy-five percent (75%) of the Participant's Final
        Average Earnings multiplied by the fraction, of which the numerator equals the number of consecutive Years of Service, up to twenty (20) and the denominator is twenty (20), reduced by one-half of one percent (0.5%) for each of the first sixty (60) months and one-third of one percent (0.33%) for each of the succeeding sixty (60) months by which the Commencement Date for early supplemental retirement benefits precedes such Participant's Normal Retirement Date.

                (ii) The monthly annuity payment which the Participant would receive if:

                        (a) The Participant had always, while employed, made the
                maximum allowable pre-tax deferral to the Bank's 401(k) Plan [reflecting any reductions required by the ADP test], and

                        (b) The Bank had always made the match on the amount in
                (a) above [reflecting any reductions required by the ACP test] at the end of each calendar year, and

                        (c) The matching contributions in (b) above were
                credited with interest at a variable rate equal to the 10-year Treasury rate as of January 1 of each year until Early Retirement Date, and

                        (d) The account balance at Early Retirement Date
                resulting from (b) and (c) above is converted to an actuarially equivalent life annuity as provided in Section 3.2(d) above.

                (iii) The monthly benefit provided under the Retirement Plan lump sum distribution, if any, which the Participant rolled over into the 401(k) Plan (the "Rollover Distribution"). For purposes of calculating benefits under the Rollover Distribution, the monthly benefit payable to a Participant from the Rollover Distribution shall equal the monthly benefit which the Participant would receive if the actual Rollover Distribution, if any, was credited with interest at 4.75% per year until Normal Retirement Date, and the account balance at Normal Retirement Date resulting from the foregoing is converted to a life annuity, using the 1983 Group Annuity Mortality Table, weighted 50% Male and 50% Female, and an interest rate of 4.75%.

                3.4 At any time prior to the commencement of payment of benefits under the Plan, a Participant may elect to receive benefits in the form of a ten year certain and life thereafter benefit, under which form a reduced monthly benefit will be paid to the



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        Participant for life, and after his or her death, if 120 monthly payments have not been made, payments will be made to the surviving spouse until a total of 120 monthly payments have been made.

                3.5 For the purposes of this Article 3, if a Participant incurs a Break in Employment and is subsequently re-employed by the Bank, any Service accumulated by such Participant prior to incurring the Break of Employment shall be disregarded. At its discretion, the Committee may disregard any Break in Employment which is less than 90 days, or may restore any other Break in Employment Service for purposes of determining eligibility for benefits under the SERP.

                3.6 If a Participant terminates employment within one year following a Change in Ownership of the Bank (other than a termination by the Company for cause, as determined by the Committee), such Participant shall be eligible to receive the supplemental normal retirement benefit provided under Section 3.1 of this Plan even if such Participant has not attained the age of sixty (60) years and/or completed twenty (20) consecutive Years of Service with the Bank. For the purposes of this
        Section 3.6 the amount of the benefit shall be calculated as of the employment termination date based upon the Participant's age and Years of Service as of the employment termination date. For purposes of calculating benefits under this Section, the monthly benefit payable to a Participant from the SERP shall be the actuarial equivalent at the termination date of the monthly payment that would be made under the single life annuity form to which the Participant would be entitled under the SERP commencing at the later of age 55 and the actual age at termination of employment.

                3.7 Although the Plan provides a supplemental normal retirement benefit under Section 3.1 of this Article 3, a supplemental early retirement benefit under Section 3.3 of this Article 3, a death benefit under Section 3.4 of this Article 3 and a Change of Ownership termination benefit under Section 3.6 of this Article 3, no Participant may receive a distribution from the Plan derived from more than one of such categories of benefits.

                3.8 Anything herein contained to the contrary notwithstanding, the Board in its discretion may increase the amount payable as a benefit hereunder to any one or more Participants, provided that such change in the supplemental retirement benefit is communicated in writing to the Participant.



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                                    ARTICLE 4

Vesting

        4.1 Subject to the provisions of Section 3.4 and 3.6 hereof, if a Participant terminates his/her employment with the Bank at any time prior to his/her Normal Retirement Date or his/her Early Retirement Date, such Participant shall cease being a Participant in the Plan as of the date of his/her termination of employment and no benefits shall be payable under the Plan to such Participant or to any other person on behalf of such Participant.

                                    ARTICLE 5

Payment of Benefits

        5.1 The actual Commencement Date for and benefit payable to a Participant pursuant to Section 3.1 or Section 3.3 of this Plan shall be the first of the month coinciding with or next following the date of (i) a Break in Employment and (ii) satisfaction of the eligibility requirement specified in Section 3.1 and 3.3 respectively. The actual Commencement Date for and benefit payable to a Participant pursuant to
        Section 3.6 hereof shall be the first of the month coinciding with or next following the date of termination of employment. The actual Commencement Date of any death benefit payable to the surviving spouse of a Participant under Section 3.4 hereof shall be the first of the month coinciding with or next following the Participant's date of death. The operation of this Section 5.1 is subject to modification by the provisions contained in Sections 5.5, 5.6 and 6.2 hereof.

        5.2 Subject to the provisions of Sections 5.3 and 5.4 hereof, the benefit payable to a Participant shall be paid in the form of monthly payments payable on the same date of each month as the date of the month of the Commencement Date. Except as provided in Section 3.4, all payments shall cease upon the Participant's death.

        5.3 Subject to the provisions of Section 5.4 and 5.5 hereof, the benefit payable to a surviving spouse pursuant to Section 3.4 hereof shall be paid in the form of monthly payments payable on the same date of each month as the date of the month of the



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        Commencement Date. All payments shall cease upon the expiration of the
        10 year certain period.

        5.4 Subject to the approval of the Board, the Committee may authorize the payment of benefits from the Plan in a form or time other than a form or time specified in this Article 5.

        5.5 All forms for the payment of benefits under the Plan shall be actuarially equivalent to a theoretical annuity for the life of the Participant determined as of the Commencement Date.

                                    ARTICLE 6

Amendment and Termination

        6.1 The Plan may be amended by the Board in whole or in part, at any time and from time to time; provided, however, that no amendment may reduce the present value (using the basis for actuarial equivalence as otherwise utilized herein and calculated assuming the Participant is fully vested) of the benefit otherwise payable to any Participant in the Plan.

        6.2 The Plan may be terminated at any time by the Board. In the event of a termination of the Plan, each Participant as of the effective date of the termination shall have a nonforfeitable right to one hundred percent (100%) of his/her supplemental retirement benefit provided under Section
        3.1 hereof determined as of the date of termination. Any supplemental retirement benefit payable under this Section to a Participant who has not commenced receiving retirement benefits under the Plan shall be paid to such Participant in accordance with the provisions of Article 5, unless the Committee in its discretion elects to commence distribution at an earlier date.

        6.3 In the event that the Board adopts a resolution terminating the Plan, the Bank shall file a notice of its intention to terminate the Plan with all applicable regulatory agencies (if required by law or regulation) prior to the proposed termination date.



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                                    ARTICLE 7

Administration

        7.1 The Committee shall be the administrator of the Plan and shall be responsible for providing all notices required under the Plan and for furnishing or filing all reports and returns required by law with respect to the Plan.

        7.2 The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of the Bank at its expense and subject to the supervision and control of the Committee. All expenses of administering the Plan shall be paid by the Bank.

                                    ARTICLE 8

Miscellaneous

        8.1 Nothing contained in the Plan shall be construed to create a contract of employment with any Participant. The Bank reserves the right to appoint, from time to time, any person to its offices and to remove any of its officers and discharge any of its employees, without exception, in any manner and upon any basis permitted by law.

        8.2 All benefits payable under the Plan shall be paid from the general assets of the Bank. Nothing contained in the Plan shall be deemed to give any Participant or surviving spouse of any Participant any ownership, proprietary, security or other right in any asset of the Bank, whether or not earmarked for the Bank's purposes as a reserve or fund to be used by the Bank for the discharge of its vested or contingent obligations hereunder.

        8.3 The right of any Participant or surviving spouse of any Participant to any benefit or payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or surviving spouse, and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance by the Participant or any other person.

        8.4 This Plan is established under and shall be construed according to the laws of the United States, and, to the extent not inconsistent therewith, of the State of California.

        8.5 In the event of any merger, consolidation, sale of substantially all of the assets of, or other reorganization involving the Bank, any successor entity by reason of such



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        reorganization shall succeed to all of the Bank's duties, obligation, rights, and benefits hereunder.

        8.6 Wherever possible, each provision of this Plan shall be interpreted in a manner so as to be valid and effective under applicable law, but if any provision of this Plan is found to be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Plan.

        8.7 Singular words in this Plan may include the plural, the plural may include the singular, and the masculine may include the feminine.

        IN WITNESS WHEREOF, the foregoing Amended and Restated Supplemental Executive Retirement Plan was adopted by First Federal Bank of California at a regular meeting of its Board of Directors duly held on May 30, 1998.

                                       FIRST FEDERAL BANK OF CALIFORNIA

                                       By:   BABETTE E. HEIMBUCH
                                          --------------------------------------
                                             President and Chief Executive
                                             Officer


                                       By:   ANN E. LEDERER
                                          --------------------------------------
                                             Secretary


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